      As filed with the Securities and Exchange Commission on May 20, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SUNSOURCE INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   23-2874736
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       3000 One Logan Square
    Philadelphia, Pennsylvania                              19103
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)

        SunSource Inc. Stock Compensation Plan for Non-Employee Directors
        -----------------------------------------------------------------
                            (Full title of the plan)

                                Joseph M. Corvino
               Vice President - Finance , Chief Financial Officer,
                             Treasurer and Secretary
                                 SunSource Inc.
                              3000 One Logan Square
                        Philadelphia, Pennsylvania 19103
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (215) 282-1290
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Donald A. Scott, Esquire
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                  Proposed              Proposed
                                                  maximum               maximum
                           Amount                 offering              aggregate       Amount of
Title of securities        to be                  price per             offering        registration
to be registered           registered             share(1)              price(1)        fee
------------------------------------------------------------------------------------------------------

Common Stock, $.01         75,000                 $28.5625              $2,142,187      $ 632
 par value

--------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Company's Common Stock, as reported on the New York Stock Exchange Composite Tape on May 14, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

         The following documents filed by SunSource Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

         3. The description of the Registrant's shares of Common Stock, $.01 par value (the "Common Shares"), contained in the Registration Statement on Form 8-A, filed by the Registrant with the Securities and Exchange Commission to register such securities under the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment to such Registration Statement filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.     Description of Securities.

         Not applicable.

Item 5.     Interests of Named Experts and Counsel.

         Donald A. Scott, a partner in Morgan, Lewis & Bockius LLP which is passing upon the validity of the Common Shares, is a director of the Registrant and beneficially owns 2,250 Common Shares.

Item 6.     Indemnification of Directors and Officers.

         The Company's By-laws contain provisions permitted by the Delaware General Corporation Law (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law that limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty, and its By-laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 7.     Exemption from Registration Claimed.

         Not applicable.

Item 8.     Exhibits.

         The following Exhibits are filed as part of this Registration
Statement:

         4 Rights Agreement between the Company and Registrar and Transfer Company (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-4 (No. 333-19077)).

         5    Opinion of Morgan, Lewis & Bockius LLP.

         10 SunSource Inc. Stock Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.2 to the Company's Report on Form 10-Q for the quarterly period ended March 31, 1998).

         23.1 Consent of Coopers & Lybrand L.L.P.

         23.2 Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

         24 Power of Attorney (contained on signature page of this Registration Statement).

Item 9.     Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on May 20, 1998.


                                            SUNSOURCE INC.


                                            By:  /s/ Joseph M. Corvino
                                               -------------------------------
                                               Joseph M. Corvino
                                               Vice President - Finance



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Corvino and John J. Dabrowski, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                   Date
---------                              -----                                   ----


 /s/ Donald T. Marshall           Chairman and Chief Executive Officer        May 20, 1998
-----------------------           (Principal Executive Officer) and
Donald T. Marshall                Director


 /s/ Joseph M. Corvino            Vice President-Finance, Chief  Financial    May 20, 1998
----------------------            Officer, Treasurer and Secretary
Joseph M. Corvino                 (Principal Financial Officer)

 /s/ John J. Dabrowski            Controller (Principal Accounting Officer)   May 20, 1998
-------------------------
John J. Dabrowski

 /s/ O. Gordon Brewer, Jr.                 Director              May 20, 1998
--------------------------
O. Gordon Brewer, Jr.


 /s/ Norman V. Edmonson                    Director              May 20, 1998
-----------------------
Norman V. Edmonson


 /s/ Arnold S. Hoffman                     Director              May 20, 1998
---------------------------
Arnold S. Hoffman


 /s/ Robert E. Keith, Jr.                  Director              May 20, 1998
------------------------------
Robert E. Keith, Jr.


 /s/ John P. McDonnell                     Director              May 20, 1998
--------------------------
John P. McDonnell


 /s/ Donald A. Scott                       Director              May 20, 1998
----------------------------
Donald A. Scott

                                 SUNSOURCE INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.
-----------

4        Rights Agreement between the Company and Registrar and Transfer Company

5        Opinion of Morgan, Lewis & Bockius LLP

10       SunSource Inc. Stock Compensation Plan for Non-Employee Directors

23.1     Consent of  Coopers & Lybrand L.L.P.

23.2     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

24       Power of Attorney (contained on signature page of this Registration
         Statement)